U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                 First Amendment
                                       to
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                            SERVICES RATED HERE, INC.
                           --------------------------
                 (Name of small business issuer in its charter)


            Nevada                        7373                91-2110612
   (State of jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

            443 Hampton Crest Circle, #303, Lake Mary, Florida 32746
       (407) 942-0261 (Address, including zip code and telephone number of registrant's principal executive offices)

Approximate date of proposed distribution to the public: As soon as practicable after this registration statement becomes effective.

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If the delivery of the prospectus is expected to be made pursuant to
Rule 434, check the following box. |_|
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                                          CALCULATION OF REGISTRATION FEE

  Title of each                                                    Proposed             Proposed
     class of            Amount of        Dollar Amount to          maximum              maximum             Amount of
 securities to be    securities to be       be registered     offering price per        aggregate         registration fee
    registered          registered                                   share           offering price
   Common Stock         19,865,900           $198,659.00             $0.01             $198,659.00               $
==================  ===================  ===================  ===================  ===================  ====================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Inside front cover page of prospectus

                  Preliminary Prospectus dated December 3, 2002

                            SERVICES RATED HERE, INC.
               19,865,900 shares of $0.001 par value common stock
                                 $0.01 per share

The Offering:

                                    Per Total
                                     Share
Public Price                         $0.01       $198,659.00
Proceeds to SRH before               $0.01       $198,659.00
Offering Expenses

Services Rated Here, Inc., is a Nevada corporation, that intends to operate an Internet website designed to assist consumers find products and services on the Internet by providing an improved Internet directory service.

Our intended service will be free to consumers. We ultimately expect to generate revenues from the sales of advertising and marketing related to businesses listed with our directory service.



We offer hereby a total of 19,865,900 shares that are offered for sale to the public. Our offering will be "self-underwritten", meaning that the offering will be made through the officers or directors of Services Rated Here, Inc. and that there are no outside underwriters associated with this offering. We require no minimum number of common shares to be purchased in this offering. Our offering will be made on a continuous basis until June 30, 2003 at which time this offering will end. Any proceeds from this offering will not be held in an escrow account and will become immediately available to us. No public market for our common stock currently exists.




OUR SECURITIES INVOLVE A HIGH DEGREE OF RISK. PLEASE CAREFULLY READ AND CONSIDER THE SECTION ON "RISK FACTORS," BEGINNING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not distribute these securities until the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities. There can not be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

TABLE OF CONTENTS
                                                                          Page
Summary  ....................................................................3

SECTION I: OUR SECURITIES

     Summary of Selected Financial Information  .............................5
     Risk Factors  ..........................................................6
     Use of Proceeds  ......................................................11
     Determination of Offering Price  ......................................11
     Dilution  .............................................................11
     Selling Security Holders  .............................................13
     Plan of Distribution  .................................................13
     Legal Proceedings .....................................................15
     Directors, Executive Officers, Promoters &
          Control Persons  .................................................15
     Security Ownership of Certain Beneficial
          Owners and Managers  .............................................16
     Description of Securities .............................................16
     Interest of Named Experts and Counsel  ................................17
     Disclosure of Commission Position on
          Indemnification for Securities Act Liabilities....................18
     Certain Relationships and Related Transactions.........................18
     Reports to Security Holders............................................19

SECTION II: OUR BUSINESS PLAN

     Description of Business ...............................................20

SECTION III: OUR FINANCIAL CONDITION

     Management's Plan of Operations  ......................................27
     Description of Property ...............................................29
     Market for Common Equity and Related Transactions......................29
     Executive Compensation ................................................30
     Changes in and Disagreements with Accountants or Accounting and Financial
          Disclosure........................................................30
     Financial Statements  ................................................F-1








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                                        3

First page of the prospectus
                                     SUMMARY

The following summary is qualified in its entirety by the more detailed information, financial statements, and related notes appearing elsewhere in this prospectus. We urge you to read the entire prospectus carefully, especially the risks involved in owning our common stock as discussed under "Risk Factors."

Introduction to Our Business and This Document

Services Rated Here, Inc., was organized under the laws of the State of Nevada on February 23, 2001. (For brevity sake, we refer to Services Rated Here, Inc., as "SRH," "we," and "our.") Our executive offices are located at 443 Hampton Crest Circle, #303, Lake Mary, Florida 32746, telephone ( 407) 942-026. Our registered statutory office is located at 711 South Carson Street, Suite 1, Carson City, Nevada 89701. SRH is an early development stage business, formed for the purpose of creating and operating an Internet- based information service. We anticipate acquiring only one asset, that being the value attached to the development of proprietary software and database that forms the basis of our website-based service.

Our goal in developing our proprietary software and database is to help consumers more easily use the Internet to find certain types of information. We believe there is an unsatisfied consumer need for usable Internet-based information. Currently, consumers can search the Internet for information on products and businesses through Internet search engines, such as Yahoo.com, and through directory services, such as YellowPages.com. Compared to pre-Internet methods of finding information, the Internet is both revolutionary and chaotic. The problem is, all too often, Internet searches produce daunting levels of detail, with little help in filtering through the masses of data delivered. Creating usable information is the next step in the development of Internet information services. With our service, we believe consumers will be able to more easily find suppliers of businesses and services than has ever been possible. Our service should standout for two reasons:

         o Our database will contain more usable information than is available from existing services, combining in one-source data typically found in multiple web-based sources.

         o Our company listings will be rated, adding a method for consumers to evaluate businesses.

These features should allow consumers to more easily locate companies and to make better informed purchase decisions by helping users filter through search results to find the most, or avoid those least, appropriate and reputable companies with which to do business. To the degree to which we are able to help consumers more easily find businesses, and to attract consumers to use our website, we should attract advertisers from whom we will receive our revenues. We expect to offer our services to the public within the next eighteen-months.

This document presents three-types of information about our business. The first section describes our securities and discusses risks associated with ownership of those securities. The second section describes our business plans and expectations. The last section discusses our financial condition and funding plans and provides our financials statements. Please carefully review the information in each of these sections.

                            SECTION I: OUR SECURITIES

                                  THE OFFERING

Securities Offered                          19,865,900 shares of common stock.

Shares of Common Stock Outstanding          Before offering  ......15,538,291
                                            After offering.........35,404,191

                       SUMMARY OF SELECTED FINANCIAL DATA

                            February 23, 2001 through
                                  June 30, 2002
                                                              (Audited)
STATEMENT OF OPERATIONS DATA
Revenue                                                                      $0
                                                  -----------------------------

Cost of Operations:
     General and Administrative                                         107,968
                                                  -----------------------------
     Total Operating Costs                                             $107,968

Operating Loss                                                         $107,968
                                                  -----------------------------

BALANCE SHEET DATA

Current Assets
     Cash-On-Hand                                                         4,620
                                                  -----------------------------
     Total Current Assets                                                $4,620

Fixed Assets
     Total Fixed Assets                                                      $0
                                                  -----------------------------
Total Assets                                                             $4,620
                                                  -----------------------------

Current Liabilities
     Notes Payable                                                       25,050
                                                  -----------------------------
     Total Current Liabilities                                          $97,050
                                                  -----------------------------

Shareholder Equity
     200,000,000 shares of common stock
     Authorized at $0.001 par value.
     15,538,291 shares issues                                           $15,538
     Retained Earnings                                                (107,968)
                                                  -----------------------------
Total Shareholder Equity                                              $(92,430)
                                                  -----------------------------

Income (Loss) per common share
     Net income (loss) per weighted average
     common share outstanding                                           $(0.01)

     Weighted average number of common
      shares outstanding                                             15,538,291

                                  RISK FACTORS

The securities to be distributed in connection with this offering are highly speculative in respect to any valuation and are subject to certain risks that may impact any future prospect of value. Given this possibility, you are encouraged to evaluate the following risk factors and all other information contained in this prospectus. Any of these risks could adversely effect our business, financial condition and results of operations, and could cause a complete loss of value for the securities offered.

Risks Related to SRH's Business

1. SRH has generated no revenues to date and does not expect to generate revenues within the next fifteen months, raising substantial doubt in connection with our ability to continue as a going concern.

SRH is a start up venture and has generated no revenues to date. We have as yet no product to offer for sale and expect the development of our revenue-generating product to take up to fifteen months after SRH has closed its public offering. Currently, SRH has limited cash requirement, which are met by Todd Zinkwich, an officer and one of our directors. We expect to be able to continue the research phase of our business plan pursuant to this arrangement until such time as funding becomes available. Once funding becomes available we expect to be able to proceed to and complete the next phase of our business plan. However, should funding not become available, we can provide no assurance that SRH will continue as a going concern.

2. SRH has incurred losses since formation and expects losses to continue for the foreseeable future, raising a concern over whether SRH will ever become profitable or provide any return on investment.

SRH is in the early stages of development with a limited operating history of losses that may fail before implementing the first stage of our business plan. We anticipate that we will continue to incur net operating losses at least the next fifteen months. We expect that those losses will be minimal through the initial phase of our business plan, but will increase as we move towards developing and applying the software described in this prospectus. However, we can provide no assurances that SRH will ever transition from operating losses to operating profits or ever provide to our shareholders a return on their investment.

3. SRH's success is dependent upon its ability to attract sufficient numbers of customers to its website in order to entice the participation of advertisers as the source for generating revenues sufficient to enable profitability.

The success of our business depends on the ability of SRH to obtain sufficient advertisers to provide a meaningful cross section of available products and services to consumers that will lure them to our website. Customer use of our website and trafficking of our customers with advertisers is necessary to maintain the business of our advertisers and to allow us to obtain additional advertisers in the future. We can provide no assurance that SRH will be successful in generating advertisers for our website, that consumers will visit our website, or that we will be able to maintain a sufficient base of advertisers to enable us to become successful. Therefore, we may experience cash flow shortages. SRH's cash flow, results of operations and valuation will be adversely affected if SRH is unable to generate enough advertising customers to make our website profitable.

4. SRH has not yet begun the process of developing the synergy of proprietary software and Internet technologies to provide the services described in this prospectus and may encounter difficulties in realizing the technology required..

SRH has not yet begun the process of developing the Internet technologies required to provide the services described in this prospectus. We are now in the process of examining the type of information that will be most useful to our future clients in preparation for creating new software that can be integrated for use with Internet technologies. Upon completion of our offering, we intend to enter into agreements with third party software developers, equipped with the information gleaned from our research, for the purpose of developing proprietary software for use with Internet technologies that will enable us to provide SRH's anticipated services. However, we can provide no assurance that our venture to create the type of software that will be required to provide our services will not encounter difficulties to realization or that will ever be able to produce the type of integrated Internet technology required.

5.      Reserved.
        ---------

6. SRH has no full time employees and must rely on the efforts of its officers and directors who spend only part of their time on our business.
       ------------------------------------------------------------------------

SRH has no full time employees. Rather we are dependent on two individuals who serve as officers and directors. We rely upon their entrepreneurial skills and experience to implement our business plan. SRH may find, from time to time, that the inability of its officers and directors to devote themselves full time to its affairs may delay the implementation of its business plan. The officers and directors of SRH currently spend less than five hours a week on the initial phase of our business plan. Moreover, we do not have employment agreements with any of our officers or directors and can provide no assurance that they will continue to manage our business. Further, we have not obtained "key person" life insurance policies on any of them. Therefore, we could lose the services of one or more of our offices and directors or one or more of them could decide to join a competitor or otherwise complete directly or indirectly with us, which could adversely affect our business.

7. SRH's officers and directors have no experience in the business of online information services and may make poor business decisions which may adversely affect our business.

Our current officers and directors have no experience in Internet information service businesses. As a result, we will likely need to rely on others who understand the business of Internet information service. Because of lack of experience in this line of business, we may overestimate the marketability of our products and may underestimate the costs and difficulties associated with selling and distributing our product. Any such unanticipated costs or difficulties could prevent us from fully implementing our business plan, thereby limiting prospective revenue.

8. Our business will operate in competition with numerous other companies seeking to provide Internet based services similar to those to be provided by SRH..

We may be unable to retain our present officers and directors or attract and retain other highly qualified employees in the future due to the intense competition for qualified personnel. If we were to lose the services of our present officers and directors, we might not be able to establish and increase our customer base and sales. Competition for personnel is intense, and qualified sales and marketing personnel are likely to remain a limited resource for the foreseeable future. Locating candidates with the appropriate qualifications, particularly in the desired geographic location, can be costly and difficult. We may not be able to hire the necessary personnel to implement our business plan, or we may need to provide higher compensation to such personnel than we currently anticipate. If we fail to attract and retain sufficient numbers of highly qualified employees, we may be unable to attract customers and initiate sales.

9.       SRH will compete with numerous other companies.
         ------------------------------------------------

The market for Internet business is extremely competitive and highly fragmented. This is particularly true of companies providing advertising and business listing and rating services. There are no substantial barriers to entry, and SRH expects that competition will continue to intensify. SRH believes that the primary competitive factors determining success in this market are a reputation for reliability and service, access speed, effective customer support, pricing, creative marketing, easy-to-use software, consumer friendly access and geographic coverage. Other important factors include the timing of introductions of new products and services and industry and general economic trends. There can be no assurance that SRH will be able to compete successfully against current or future competitors or that competitive pressures faced by SRH will not materially adversely affect its business, financial condition and results of operations.

10. SRH will compete with other online advertising websites and may not achieve the customer base necessary to become or remain profitable.
         -------------------------------------------------------------------

The online advertising market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention. We compete with a variety of other companies, including traditional yellow page and directory type online service providers, the online retail initiatives of several traditional advertising providers, and numerous other companies. Many of our potential competitors have longer operating histories, larger customer or user bases, greater recognition and significantly greater financial, marketing and other resources. In addition, an online advertising or directory service provider may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive sales and marketing policies and devote substantially more resources to website and systems development. Increased competition may result in reduced operating margins and loss of market share.


11. Current or future government regulation of Internet based services could adversely affect SRH's business.
         -------------------------------------------------------------------

SRH is subject to federal, state and local laws regulating the Internet. While there are currently few laws specifically directed toward online services, due to the increasing popularity and use of the Internet and online services, it is possible that additional laws and regulations may be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy might also be applied to the Internet. Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. One or more states may attempt to impose such regulations upon SRH in the future, which could possibly harm SRH's business.

Due to the increasing popularity and use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet. Such new laws or regulations may cover issues such as content, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues. SRH cannot predict the impact, if any, that any future regulatory changes or development may have on its business, financial condition and results of operations. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could have a material adverse effect on SRH's business, financial condition and results of operations.

12.      Reserved.
         ---------

Risks Related to Investment in SRH Securities

13. SRH has no public market for its common stock, and even if a public market were to develop, our shareholders may never realize any value from their investment in our stock.

SRH has no public market for its common stock and can provide no assurance that a public market will ever develop or that any shareholder will ever be able to liquidate any of our shares without considerable delay, if at all. Should a public market for SRH stock develop, the price for SRH cannot be determined and would likely be highly volatile. Further, should a public market develop, and our stock price be low, many brokerage firms may not be willing to effect transactions in our securities. Even if a stockholder were to find a broker willing to effect a transaction in our stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs might exceed the selling price.



14. Shareholders may face significant restrictions on the resale of SRH stock due to state "blue sky"laws.
         --------------------------------------------------------------------

Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. We do not know whether our stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of shareholders to sell, and on purchasers to buy, our securities.

Accordingly, shareholders should consider the secondary market for our securities to be a limited one. Shareholders may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

15. Shareholders may face significant restrictions on the resale of SRH stock due to federal regulations of penny stock.
         --------------------------------------------------------------------

You should be aware that there has been no market for our securities and there is no assurance that an active market will develop. No broker-dealers act as market makers for our stock and our securities have not been registered for sale in any state. Therefore, you may be unable to sell our securities without registering, or otherwise qualifying for sale, within your specific state.

In the event that we do register our securities for sale and acquire a broker-dealer as a market maker, our securities would differ from many stocks, in that it would likely be a "penny stock." The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because our securities would probably constitute "penny stock" within the meaning of the rules, the rules would apply to Services Rated Here, Inc. and its securities. The rules may further affect the ability of owners of our shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Shareholders in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker- dealers may be greater than any profit a seller may make. Because of large dealer spreads, shareholders may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Shareholders may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange
Commission Release No. 34- 29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:
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        o         control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

        o         manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

        o         "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

        o         excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

         o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

16.      SRH's share value is dependent upon its ability to generate net cash flows.
         --------------------------------------------------------------------------
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                                       11

A substantial portion of any potential return on our common stock will be dependent upon SRH's ability to generate net cash flows. Should we not be able to operate our business at a net profit, there will be no return on shareholder's equity, and could well result in a loss in share value. No assurance can be given that SRH will be able to operate at a net profit over an extended period of time, or at all.

Use Caution Regarding Forward Looking Statements

You should not rely on forward-looking statements in this prospectus, because such forward-looking statements involve risks and uncertainties. We use the words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify these forward-looking statements. Prospective shareholders should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in "Risk Factors" and elsewhere in this prospectus.

                                 USE OF PROCEEDS

SRH will receive up to $198,659.00 in proceeds from this offering. This offering involves the registration of 19,865,900 shares of common stock. We intend to sell 19,865,900 shares to the public at $0.01 per share, resulting in $198,659.00 in proceeds, if fully subscribed, from this registration. We will use these funds in the following manner:

 1. $20,950 paying costs of offering (estimated cost is $40,950, of which $10,000 has been paid and is reflected in our books as of June 30, 2001, and $10,000 subsequently has been contributed by the founders as paid in capital toward these expenses).

 2. $178,659 paying operational expenses through the full 18-month term of this business plan, discussed in the following section.

                         DETERMINATION OF OFFERING PRICE

In determining the offering price, we considered our financial condition and prospects, market prices of similar securities, and the financial and operating information underlying our plans. From this, we determined that the $0.01 per share would adequately reflect the value of our securities.

                                    DILUTION

"Dilution" describes the difference between an offering price and the net tangible book value per share immediately after completing the offering. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing shareholders is lower than the offering price of shares offered to new investors.

The degree to which dilution impacts new investor equities depends on the subscription level of the offering, which is the number of shares sold as a percentage of the number of shares offered. In this case, we are offering for sale 19,865,900 shares. If all shares offered are sold, the offering will be 100%




subscribed. Similarly, if 10,000,000 shares are sold, the offering will be approximately 50% subscribed. Subscription level is referenced in the table, below.

As of June 30, 2002, the net tangible book value of our common stock was ($92,430.00).


Book Value as of Audit                                ($92,430.00)

Existing shares outstanding                             15,538,291
Current Book Value per Share                               (0.006)

Immediately upon completion of this offering, if investors purchased 100% of all shares offered (the offering would be 100% subscribed), the net tangible book value of our shares will increase to $75,279.00, or $0.0021 per share. In this situation, you will incur an immediate $0.0079 per share dilution from the offering price of $0.01 per share to the projected book value per share upon completion of the offering.

Similarly, if 75% subscribed, the net tangible book value of our shares will increase to $25,614.00, or $0.0008 per share. In this situation, you will incur an immediate $0.0084 per share dilution from the offering price of $0.0092 per share to the projected book value per share upon completion of the offering.

If 50% subscribed, the net tangible book value of our shares will increase to a deficit of $24,050.00, or ($0.00094) per share. At the 50% subscription level, you would incur an immediate $0.01 per share dilution from the offering price of $0.01 per share to the projected book value per share upon completion of the offering.

And if 25% subscribed, the net tangible book value of our shares will increase to a deficit of $73,715.00, or ($0.0036) per share. In this situation, you will incur an immediate $0.01 per share dilution from the offering price of $0.01 per share to the projected book value per share upon completion of the offering. The following table shows this impact of dilution at various subscription levels.

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                                                                           Subscription Level
                                                            100%                75%                50%                 25%
--------------------------------------------  ------------------  -----------------  -----------------  ------------------

New Shares Sold                                       19,865,900         14,899,425          9,932,950           4,966,475

Net Proceeds from Sale (at $0.01   per               $167,709.00        $118,044.00         $68,380.00          $18,715.00
share less offering costs)

Projected Book Value                                  $75,279.00         $25,614.00       ($24,050.00)        ($73,715.00)

Projected Shares Outstanding                          35,404,191         30,437,716         25,471,241          20,504,766

Projected Book Value per Share                            0.0021             0.0008          (0.00094)            (0.0036)


Dilution of Shares Purchased in This                     $0.0079            $0.0092              $0.01               $0.01
Offering
--------------------------------------------  ------------------  -----------------  -----------------  ------------------

After completion of this offering, if fully subscribed, new investors will own approximately 56% of the total number of shares then outstanding, for which they will have made a cash investment of $198,659.00, or $0.01 per share. Existing shareholders will own 44% of the then outstanding shares, for which they will have paid, in cash, services, and other assets, $15,538.29, or $0.001 per share.

                            SELLING SECURITY HOLDERS

There are no selling security holders.

                              PLAN OF DISTRIBUTION.

We plan on offering to sell a maximum of 19,865,900 shares of our common stock to the public at a purchase price of one cent ($0.01) per share. The offering will be made on a self-underwritten basis, meaning we will sell shares through our officers and directors without an underwriter and without any selling agents. Todd Zinkwich, an officer and director will be responsible for conducting this offering. Our offering will be made on a continuous basis from the on which the SEC declares this document effective until June 30, 2003, at which point the offering will end. There will be no extensions to this offering. This is not an underwritten offering. The gross proceeds from this offering will be $198,659.00, if fully subscribed. No commissions or other fees will be paid, either directly or indirectly, to any person or firm in connection with solicitation of sales of the shares.

There is no minimum investment nor minimum number of shares that must be sold in this offering. Any money we receive immediately will be appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow or trust account during the offering period, and no money will be returned to you once we accept your subscription. Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

We will sell the shares offered under this plan through our officers and directors. Our officers and directors will contact individuals and corporations with whom there is an existing or prior business or personal relationship and will offer to sell them our common stock. Our offers and directors will receive no commission from the sale of any shares. Our officers and directors will not register as a broker-dealer, pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance of Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuers's securities and not be deemed to be a broker-dealer. The conditions are that:

 3. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

 4. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

 5. The person is not at the time of their participation, an associated person of a broker-dealer; and,

 6. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

 a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

 b. Is not a broker or dealer, or an associated person of a broker or a dealer, within the preceding twelve (12) months; and

 c. Does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs
(a)(4)(i) or (a)(4)(iii).

Our officers and directors are not subject to disqualification, are not being compensated in connection with this offering, and are not associated with a broker-dealer. Moreover, our officers and directors have not during the past twelve months, and will not within the next twelve months, offer or sell securities for another corporation. Our officers and directors intend to contact persons with whom they have a past or current personal or business relationship and solicit them to invest in this offering.

Procedures for subscribing

If you decide to subscribe for any shares in this offering, you must:

        o         Execute and deliver to us a subscription agreement; and,

         o Deliver to us a check or certified funds for us to either accept or reject.

All checks for subscriptions must be made payable to:

                  Services Rated Here, Inc.,


Right to reject subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reasons or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber without interest or deductions. We will accept or reject subscriptions within two (2) business hours after we receive the executed subscription agreement and check or certified funds for the subscription.

Regulation M of the Securities Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker- dealer or dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not intend to engage in any stabilizing activities.

The shares of common stock offered in this registration statement will be registered pursuant to Section 12 of the Securities Exchange Act of 1934 and
Section 5 of the Securities Act of 1933 upon the completion of our offering. Registration under Section 12 of the Securities Exchange Act will cause us to file electronic versions of our annual and quarterly reports with the SEC. Our shareholders will be able to access these reports on the SEC website at www.sec.gov.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation, and none of our property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against us or our property contemplated by any person, entity or governmental authority.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons constitute SRH's executive officers and directors as of the date of this prospectus:

Name                      Age     Position
Todd Zinkwich             30      President, Secretary, Treasurer,
                                  and Director

Kimberly Jacobson         40      Director

No other person is expected to make a significant contribution to SRH who is not an executive officer or director of SRH.

Todd Zinkwich:

On February 23, 2001, Todd Zinkwich was appointed as the president, secretary, treasurer and a director of SRH. He estimates that he spends approximately five hours a week pursuing the initial phase of our business plan. Mr. Zinkwich's business experience over the last five years include, his position as an analyst for Merit Capital and Associates, from 1994 to 1998 and his formation of T-Zink, Inc. in 1998, T-Zink, Inc. specializes in capital raising advisory services and providing guidance to new businesses involving the marketing of new products. Mr. Zinkwich attended North Adams State College but did not complete his course of study. Mr. Zinkwich will serve until SRH's first shareholders meeting at which time a successor will be elected and qualified. Thereafter, directors of SRH will be elected for one-year terms at subsequent annual shareholders meetings. Officers hold their positions at the pleasure of the board of directors, absent any employment agreements.

Kimberly Jacobson:

 On May 15, 2001, Kimberly Jacobson was appointed as a director of SRH. Ms. Jacobson estimates that she spends approximately 20 hours a week pursuing the initial phase of our business plan. Ms. Jacobson has worked as an independent consultant for small business ventures since 1993. Prior to her work as a consultant, Ms. Jacobson was employed as an educator by the Dade County Public School System, in Dade County, Florida. Ms. Jacobson obtained a BA degree from the Florida International University in 1998 and received a MBA from Barry University in 1991. Ms. Jacobson will serve until SRH's first shareholders meeting at which time a successor will be elected and qualified.

All executive officers are elected by the board and hold office until the next annual meeting of shareholders and until their successors are elected and qualify.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of SRH's common stock as of June 30, 2002, with respect to: (i) each person known to SRH to be the beneficial owner of more than five percent of SRH's common stock; (ii) all directors; and (iii) directors and executive officers of SRH as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of June 30, 2002, there were 15,538,291 shares of common stock issued and outstanding.


  Title of Class                       Name and Address                    Nature of                Amount of          Percent
  --------------                       -----------------                   ---------                ---------          -------
                                                                           Ownership                Ownership         of class
   Common Stock                         T-Zink, Inc. (1)                     legal                   5,500,000           35.4%
($0.001 par value)               4044 Lake May Boulevard, #104
                                   PMB 211, Lake May Florida
                                             32706
   Common Stock                    Todd Zinkwich, president,            beneficial (1)               5,500,000           35.4%
($0.001 par value)                   secretary and director                legal (2)                 5,500,000           35.4%
                                 4044 Lake May Boulevard, #104
                                   PMB 211, Lake May Florida                 Total                  11,000,000           70.8%
                                             32706
   Common Stock                        Kimberly Jacobson                 common stock                3,000,000           19.3%
($0.001) par value                    16195 SW 15th Street
                                 Pembroke Pines, Florida 33027
   Common Stock                         Axia Group, Inc.                 common stock                1,538,291            9.9%
($0.001) par value                     268 West 400 South
                                   Salt Lake City, Utah 84101
   Common Stock                   All Directors and Executive              Legal and                14,000,000           90.1%
($0.001) par value                    Officers as a Group                 Beneficial

(1) Founder Todd Zinkwich is an officer, director and shareholder in T-Zink, Inc. (2) Founder Todd Zinkwich purchased 5,500,000 shares from Weston Partners, LLC.







                            DESCRIPTION OF SECURITIES

General

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by SRH's Articles of Incorporation and By-Laws, and by the applicable provisions of Nevada law.

Shares of Common Stock

The authorized capital stock of SRH consists of 200,000,000 shares of common stock having a par value of $0.001 per share, of which 15,538,291 are issued and outstanding as of October 30, 2002. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive or subscription rights to purchase shares in any future issuance of SRH's common stock. SRH's articles of incorporation and by-laws do not provide for any governing instruments that would prevent, delay or deter a change of control. SRH has no options, warrants or other instruments convertible into shares outstanding.

The holders of shares of common stock of SRH do not have cumulative voting rights in connection with the election of the board of directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of SRH's directors. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted for by security holders.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the board of directors. The board of directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of our business, shareholders are entitled to receive, ratably, the net assets of SRH after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of SRH's common stock are issued, the relative interests of existing shareholders may be diluted.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in SRH.




Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for SRH by Kim Taylor, Esq., an attorney licensed in the state of Utah.

Experts

The financial statements of SRH from February 23, 2001 (date of inception) through June 30, 2002 included in this prospectus have been audited by Parks, Tschopp, Whitcomb & Orr, Certified Public Accountants, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

SRH's articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. SRH's bylaws provide that it will indemnify and hold harmless each person who was, or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of SRH, or is or was serving at the request of SRH as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 1, 2001, SRH board authorized the issuance of the following shares of its $0.001 par value common stock:

        o         5,500,000 shares to T-Zink, Inc.,

        o         5,500,000 shares to Weston Partners, LLC,

         o         3,000,000 shares to Kimberly Jacobson

In this action, the board authorized the issuance of 14,000,000 shares of SRH common stock at a price of $0.001 per share. The relationship of these persons, and the nature and amount of the transactions, are as follows:

T-Zink, Inc., is owned and managed by SRH officer and director Todd Zinkwich. For the 5,500,000 shares issues, SRH received $5,500, providing initial organizational funds. As a result of this initial stock issuance, Todd Zinkwich obtained a 35.4% beneficial interest in the common stock of SRH.

Weston Partners, LLC, is owned and managed by former SRH officer and director Eric T. Landis. For the 5,500,000 shares issues, SRH received $5,500, providing initial organizational funds. Todd Zinkwich has purchase these shares from Weston Partners, LLC, which no longer has any interest in SRH.

Kimberly Jacobson is a director and a consultant for SRH providing consulting services related to the initial phase of our business plan as it relates to collecting information to be used as the base for our software development program and to identifying with some particularity, the best means by which to introduce the marketing of our service, once we are ready to introduce our product. Ms. Jacobson's consulting agreement with SRH provides for a two year term of consulting services in exchange for 3,000,000 of our common shares. She consequently owns a 19.3% interest in SRH.

On August 22, 2001, SRH authorized and entered into management service contract with Todd Zinkwich to provide general, administrative, management, research, and marketing services for SRH over the next 18-months. The value of these management services is to be accounted on SRH's balance sheet as additional paid-in-capital. According to that contract, Mr. Zinkwich each commits to providing no less than 20-hours of services per week to SRH.

                           REPORTS TO SECURITY HOLDERS

SRH is not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. Should SRH choose to create an annual report, it will contain audited financial statements. Once this offering is declared effective and subsequently closed, SRH intends to file all required corporate information with the Securities and Exchange Commission ("SEC").

The public may read and copy any materials that are filed by SRH with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The statements and forms filed by SRH with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site can be found at http://www.sec.gov.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                          SECTION II: OUR BUSINESS PLAN

                             DESCRIPTION OF BUSINESS

Business Overview

Services Rated Here, Inc., (SRH) was incorporated under the laws of the State of Nevada on February 23, 2001, and is an early developmental-stage company - we are currently developing our product offerings. To date, our only activities have been organizational, directed at raising capital, conducting market research, and developing our business plan. We have not commenced commercial operations. We have no full-time employees and own no real estate. Under our current business plan, we anticipate operating according to the following business model.

Once we begin offering our services to the public, SRH will be an Internet Directory Service. This business sector operates in manner similar to yellow page directory companies: content is free to consumers; revenues derive from sales of services, including website development and advertising, to businesses.

Consistent with this model, we will have two types of users: consumers and businesses. Our consumer users will use our service to find businesses offering products and services, much like looking for a business in the Yellow page, with some notable differences. We believe our service will help consumers to more easily find products for two reasons:

         (A) Our database will contain more information than is currently found in existing services, offering in a single source data typically found in Internet search engines, such as Yahoo.com, and that typically found in directory services, such as YellowPages.com.

         (B) The companies in our database will be "rated," offering consumers a means to evaluate the businesses based or prior customer satisfaction.

These features should allow consumers to more easily make an informed decision about businesses from which they are considering buying products or services. For example, imagine searching for a divorce attorney in Seattle, Washington. The Seattle Yellow Pages, and online directory services for that area, list more than 96-attorneys claiming this speciality, creating a blind, hit-or-miss purchase decision process. Significantly absent from existing services is enough information to help a consumer know which of those 96-attorneys should be called first, or which could be eliminated all together. Consumers should benefit from having access to more information, such as having product or service descriptions and having the benefit of prior customer comments and ratings.

The database for listed companies will include additional information not found in either simple yellow page type listings nor in the web site listings of existing search engines. SRH will maintain the information on its site to include not only traditional information such as type of business, address, and phone numbers but will also list a rating of the services provided by this business based upon customer survey responses gathered by SRH through the web site. This feed back from customers is not found in any of the existing services.

We believe our consumer service should gain acceptance as a quality source for certain types of information. Establishing a quality consumer service enables us to help our business users reach better- qualified potential customers.

The SRH database will be maintained by a third party service provider who will assist with the development and maintenance of the software programs necessary to establish and operate the database. Additional independent contractors may be used for the design and layout of various web pages and user interaction pages as the database if developed further. It is expected that the current management of SRH will play a major role in these developments. The exact wording and description of the rating systems to be applied to business has not yet been finalized. A first phase web site has been designed and is being maintained by eSolutions360.com at the present time as www.Servcicesratedhere.com. The related web sites for specific geographic areas and rating have not yet been established. In the future advertising consisting of radio, print, billboard, and internet ads, will be conducted to attract consumers to rate businesses and attract business to place advertising on the site itself.

Our revenues will come from sales of services, including advertising, to business users. Sales of advertising services will allow businesses to deliver commercial messages to certain targeted consumers, or to expand on the information provided in their business listing. Other services will allow, among other things, businesses to have immediate feedback each time a consumer rates their service, essentially providing ongoing customer satisfaction studies that may be used to fine-tune their organization's performance.

We will compete with YellowPages.com type directory services, with Yahoo.com type search engines, and with their hardcopy counterparts. In comparison to these alternatives, we believe our services will be noteworthy, benefitting consumer and business users. We believe SRH will provide to consumers a superior search engine and also will provide to businesses a premium collateral-marketing tool.

If successful, SRH will set a new standard for Internet Directory Services. We expect to make our first online directory service available to the public by third quarter, 2003.

Industry Background

Recent dot-com failures have raised some concern as to the potential of certain eCommerce applications. The most visible of these failed dot-com'rs are those retailers that attempted to use the Internet as their only storefront. While pundits debate whether the Internet has gained enough momentum to replace traditional retail outlets, they remain convinced on at least one fact: the Internet has established itself as a viable collateral marketing tool. Internet directories, and other information service categories, will continue to enjoy the rapid growth of this emerging communications-medium.

The Internet is already a significant medium for information delivery. NUA Internet Surveys, a leading online source for Internet demographics and trends, reports that there were approximately 167-million Internet users in the United States and Canada as of July 2000. (How Many On-Line, NUA Internet Surveys, http://www.nua.net/surveys/how_many_online/index.html, November 2000.) Forrester Research estimates that North American eCommerce will exceed $3.5 trillion (U.S. dollars) by 2004. (See USD7 Trillion in Ecommerce Revenues by 2004 NUA Internet Survey, www.nua.net/surveys/index.cgi?f=VS&art_id=905355736, April 21, 2000.)

While recent dot-com failures show the effect of a general economic downturn on an emerging industry, long-term Internet revenue forecasts remain healthy.

Internet advertising will drive revenue growth. Business consultancy Price Waterhouse Coopers reports that "[w]hile the current U.S. economy and concerns about its effect on other markets may have dampened growth predictions for 2001, long-term spending prospects remain bright. Overall, the U.S. economy has experienced consistent annual increases despite the quarter-to-quarter volatility that has become a main feature of the new economy. [...] Double-digit Internet advertising and access spending growth will not only drive the U.S. market with a 14 percent [Compound Annual Growth Rate] by 2005, it will also be the fastest growing segment globally over the next five years." (See Global Media Industry to Reach $1.2 Trillion by 2005, p.1, Price Waterhouse Coopers, www.pwcglobal.com/images/e&m/2001BookRelease3.doc, June 6, 2001.)

This growth forecast suggests significant opportunities for online information services. While Internet only retail storefronts may remain a distant vision for eCommerce, the Internet remains a viable information access tool for a growing number U.S. and Canadian citizens and a viable information delivery tool for the businesses that serve them.

Areas of Operations

SRH intends to operate an Internet Directory Services in North America. We expect to organize operations into state directories. ServicesRatedInFlorida.com is our pilot program, in which we will develop and test our database and client-server technologies. From Florida, we expect to expand operations into Virginia, the remaining U.S. states, and Canada.

We currently own Internet name rights for ServicesRatedHere.com, ServicesRatedInFlorida.com, and ServicesRatedInVirginia.com, covering initial operations. With additional financing, we will acquire Internet name rights to the remaining states and Canada.

Internet Technology

In the section, below, entitled Implementation of Business Plan -- Milestones, we discuss how we anticipate developing our service into a commercially viable product. Our success depends on our ability to solve a consumer need in a way that the consumer will perceive as beneficial. Our solution is our product and, in the Internet world, the product is software, consisting of two-pieces: the client-side software piece (that which you see when you look at a webpage) and the server-side software piece (that which produces the webpage that you see). Moreover, our success depends on our ability to implement our solution using still emerging Internet client-server technologies. Two conditions impact our ability to achieve our goal.

The first condition pertains to the transitory nature of Internet technologies. Within the past few years, several technologies have dazzled developers with "potentials" only to fade away, replaced by newer ways of doing the same thing. The "fading away" even has a term, "depreciated," referring to obsolete ways of doing things on the Internet. For example, Hyperlink Text Markup Language, commonly known as HTML, one of the programming language that gives webpages their look, has now depreciated certain of its programming elements. Any software built around those elements will need to be rewritten, if they are to function properly in the future. Other examples are less clear, but a similar sea-change is likely. To what degree will DHTML, Javascript, Java Applets, and similar client-side technologies survive is unknown. Any software designed around depreciated technologies eventually will need to be rewritten, often at considerable costs.

The other condition is our design - capacity is inherent in design. Any successful software design requires certain elements, such as modular design and other object oriented programming concepts. Server-side software components that are "hard-wired" to features would need to be significantly rewritten, each time we change the features of our software. Design also assumes a development platform, imposing risks. Server-side components developed in, say Java Server Pages, sometimes called JSP, would need to be significantly rewritten, should JSP, or any of its components, become depreciated or should Internet server operating systems stop supporting programs written in JSP. Software rewrites are often costly.

Much of our efforts during the development stages, discussed in the Implementation of Business Plan -- Milestones section below, will be directed at developing a software solution that addresses all of these issues. Market research is helping us to develop a consumer solution likely to be perceived as beneficial. We will implement that solution into its software pieces using what we believe to be established development platforms. Our design will adhere to accepted development standards, particularly those that improve the portability and flexibility of our software. Successfully implemented, our software should have clearly recognized consumer advantages that will weather inevitable, and costly, shifts to be seen in Internet technologies.

Target Audiences

SRH has two market focuses. We must attract consumers to use our regional directory services. Our targeted consumer user is the rapidly growing base of Internet users, with well-documented demographics defining that group.

We also must attract businesses to use our services. Any business is a potential customer; however, our target market is focused. We will target those businesses that participate in industry sectors most likely to be of interest to our consumer users, to have an established pattern of advertising in similar media, to have at-least 20-employees, and to have an Internet presence. In most markets, this profile allows our sales plan to focus on as few as 6% of the businesses within that market as those most likely to generate revenues.

Advertising and Promotion

With the launch of our service, we expect to conduct two marketing programs appealing to our two-target audiences: the first program is a consumer advertising campaign designed to build market awareness; the second program is a business-to-business sales promotion designed to develop our revenue base.

In our initial product launch, discussed in section entitled Implementation of Business Plan: Milestones, below, ServicesRatedInFlorida.com will test consumer-advertising strategies in certain key markets. We anticipate employing radio, print, billboard, and Internet advertising, among other media choices. Key market advertising offers certain benefits, particularly important in measuring advertising effectiveness and Florida has several good test markets for our initial product launch. One example is the Miami-Ft. Lauderdale market (Dade-Broward counties). Representing some 26% of Florida population (U.S. Census Bureau estimate for 1999), it occupies less than 6% of the regional land area, mostly within a narrow, 100 square-mile (less than 1% of the regional land area) strip along the Atlantic Seaboard. We believe focusing ad budgets on this type of densely populated market would be more cost-effective than running a statewide campaign. Similarly, we believe measuring advertising effectiveness in this type of market would produce representative results at lower costs than measuring ads on a statewide basis. We expect to commence our consumer advertising campaigns in the last quarter of our business plan implementation period, discussed below (see Implementation of Business Plan: Milestones).

We simultaneously will begin telemarketing efforts to sell our services to potential business users within the same key markets. In a manner similar to key market advertising, we will segment the market to focus promotional efforts. For example, the Miami-Dade market has some 66-thousand business establishments (U.S. Census Bureau). While any business is a potential user of our services, in Miami fewer than 37- thousand (56%) of all business establishments offer products and services that potentially attract our target consumer-users; some 4-thousand of those are of the size of business that would favor our services.

Implementation of Business Plan: Milestones

Our business plan commences operations over an eighteen month period, divided into five-stages summarized as Organization, Research, Development, Software Testing, and Product Launch. In the discussion below, we refer to these business stages as milestones, identifying conditions that must be met for the next stage to begin.

Milestone ZERO, Organization: We have organized under Nevada laws and we have finalized our business plan. Between February 23, 2001, and June 30, 2002, we incurred a $17,296 operating loss, funded through initial proceeds from sales of founder shares to Todd Zinkwich and Eric Landis and from proceeds from a promissory note (attached to this prospectus).

Milestone ONE - Research: We expect that, within the first six months of operations under this business plan period, we will complete our market research and finalize our client-server software design. We anticipate incurring an operating loss of as much as $69,000 during this six-month research stage. Of that, $36,000 will be funded through additional paid in capital provided by the founders in the form of management services provided. We have adequate cash-on-hand to cover the remaining $33,000 in anticipated expenses.

Milestone TWO - Development: We will commence software development as soon as we complete our market research and software designs, which we expect to be by the beginning of our third-quarter of operations. Research efforts will continue, to the extent necessary to test design concepts. We anticipate incurring an operating loss of as much as $99,000 during this six-month development stage. Of that $36,000 will be funded through additional paid in capital provided by the founders in the form of management services provided. $11,454 will be funded from cash-on-hand, including $10,000 in retainers paid by founders, and $51,546 through from proceeds from this offering.

Milestone THREE - Software Testing: As soon as we can begin demonstrating our online services (our software), we will begin the testing stage. We will place our software systems under simulated, heavy-load conditions, measuring and improving system function and performance. During this phase, we also will begin showing our software to certain key-business users, establishing office facilities and hire our first full-time employee. During this stage, we also will schedule initial advertising media buys for our consumer advertising campaign. We expect to incur an operating loss of as much as $71,000 during this three-month test stage. Of that $18,000 will be funded through additional paid in capital provided by the founders in the form of services provided. The remaining $53,000 will be funded from proceeds of this offering.

Milestone FOUR - Product Launch: We expect to launch our product to the general public at the beginning of our sixth quarter of operations. During this stage, we will execute the key-market consumer advertising campaign and begin our business-user sales promotion, both discussed above (see Advertising and Promotions). Sales of website development services will continue to supplement revenues. We believe that this stage will be completed when we demonstrate reasonable profits from operations in our test- markets. We expect to incur an operating loss of as much as $103,000 during this three-month launch stage Of that $18,000 will be funded through additional paid in capital provided by the founders in the form of services provided. The remaining $85,000 will be funded from proceeds of this offering.

Competitive Overview

Services Rated Here, Inc., faces three levels of competitive pressures:

Our direct competitors are Internet Directory Services, such as yellowpages.com and yellow-page.net (See attached Partial List of Competitors). Direct competitors offer services that most directly compare to our offerings. As such, they are the companies against which we must distinguish our services.

We also face indirect competitive pressures from Internet Search Engines, such as yahoo.com and altavista.com. Although indirect competitors generally do not offer comparable services, several have contracted with our direct competitors to offer related services. Moreover, consumers searching for suppliers of certain products and services will often begin their search with one of the Internet Search Engines. This group of companies represents both potential customers (through content delivery contracts) and potential competitors (through contracts with our direct competitors). Finally we face substitute competition from hardcopy directory services, such as Verizon and Southwest Bell. While hardcopy versions of directories appear to be a diminishing competitive threat, the companies offering these directories are likely new entrants into our sector, potentially increasing pressure from direct competitors (both Verizon and Southwest Bell offer online versions of their directories).

Partial List of Competitors

4GetNot Directory Services, Inc., www.4getnot.com, provides an online directory for contact information, from pager, mobile, and fax numbers to e-mail, home and work addresses. Users may find home, fax and cellular phone numbers, and web and email addresses on listed individuals and companies. 4GetNot offers four services: 4Free service lists user email addresses in their directory; 4Members service lists all user contact information in their directory; 4Business service lists business contact information and provides related website services; and Fundraising service is an affiliate program, allowing participating individuals to earn commissions for selling 4GetNot services.

BigBook, www.bigbook.com, also known as SuperPages.com, www.superpages.com, is a division of Verizon offering traditional phonebook services, including Yellow Pages, over the Internet.

Canada Yellow Pages, www.canadayellowpages.com, is the publisher of the five regional phone books in
                     -------------------------


                                       27




Canada, offering online versions of those services.

College Directory Publishing, Inc., www.campusdirectory.com, is a specialty publisher for college
                                    -----------------------
directories, which also offers online access to their directories.

Consolidated Communications Directories, www.ccdnet.com, is a publisher of phone books in 38 states and the U.S. Virgin Islands that also offers online access to their directories.

Directory Distributing Associates, Inc., www.ddai.com, is a distributor of telephone directories from the
                                         ------------
United States, Mexico, and Canada.

PDS Phone Guide, www.pdsphoneguide.com, is a regional hardcopy phone directory publisher.

Phone Directories Company, Inc., www.phonedir.com, publishes telephone directories for Canada and the
                                 ----------------
western United States offering online versions of their directories.

SmartPages.com, www.smartpages.com, is Southwest Bells Internet Directory Service.
                ------------------

Southeast Directory Southeast Directory Services, www.southeastdirectory.com, publishes telephone directories in eastern Tennessee and western North Carolina.

Spanish Phone Directories, Inc. - publishes yellow pages in Spanish in Sacramento, Stockton, Modesto and
Phoenix.

Sprint Yellow Pages Sprint Yellow Pages, www.sprintyp.com, is a publisher of phone directories, offering online versions of their directories.

Star S Publishing, Inc., www.star-s.com, is a regional phone directory publisher, offering online versions of
                         --------------
their directories.

SuperPages.com, www.superpages.com, is a division of Verizon offering traditional phonebook services, including Yellow Pages, over the Internet.

University Directories University Directories, Inc., www.universitydirectoires.com, is an independent
                                                     -----------------------------
publisher of college campus directories.

US West Dex QuestDex.com, www.questdex.com, also known as USWestDex.com, is a phone directory publisher, also offering online access to their directories.

Valley Yellow Pages, www.valleyyellowpages.com, is a regional publisher of telephone directories in central California.

WorldPages.com, Inc., www.worldpages.com, is an Internet Directory Service.
                      ------------------

Yellow-Page.net, www.yellow-page.net, is an Internet Directory Service.

YellowPages.com, www.yellowpages.com, is an Internet Directory Service.

Employees

As of October 30, 2002, SRH had no full time employees, and two part-time employees.

Requirement of Government Approval

SRH is subject to the same federal, state and local laws as other companies conducting business on the Internet. Today, there are relatively few laws specifically directed toward online services. However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations may be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy are uncertain. Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. One or more states may attempt to impose such regulations upon SRH in the future, which could possibly harm SRH's business.

Due to the increasing popularity and use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet. Such new laws or regulations may cover issues such as content, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues. SRH cannot predict the impact, if any, that any future regulatory changes or development may have on its business, financial condition and results of operations. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could have a material adverse effect on SRH's business, financial condition and results of operations.

SECTION III: OUR FINANCIAL CONDITION

                         MANAGEMENT'S PLAN OF OPERATION

Our business plan for the next eighteen-months involves:

o Research (through which we are assessing consumer needs),

o Development (in which we will implement a software solution to meet those needs),

o Product testing (during which we will re-evaluate and refine software designs), and

o Product launch (in which we will commence sales of our product in a regional market).

We discuss some of the details of our business plan in Section II, OUR BUSINESS PLAN, beginning on page 20 of this prospectus. This section discusses our management's views on, and analysis of, our current financial condition and our results from operations since inception on February 23rd, 2001. This discussion should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Our fiscal year end is December 31st.

Expected Cash Requirements

On June 30, 2002 we had $4,620 in cash-on-hand. Subsequent to the June 30, 2001 financial statements, our founders transferred into SRH $10,000.00 to offset certain costs associated with this offering. We currently have minimal general and administrative costs. Most of those costs are paid (and will continue to be paid) under a service contract with our founders (the service contract is attached as an exhibit to this document). We currently have no revenues and do not expect any within the next 15-months. Accordingly, we expect to fund operations as follows:

Stage ONE through FOUR: Under a services contract, our founders have committed to provide certain general and administrative costs, the value of $18,000 per quarter ($108,000 for the six-quarters covered by this business plan) will be accounted for as paid-in-capital.

Stage ONE: We expect to incur $69,500 in operating losses in the first six-months of operations, our research stage, under this business plan. Of that, $36,000 will be covered by the service contract, discussed above. The remaining $32,500 in legal, accounting, and development costs either have been prepaid (in the form of retainers) or will be paid out of cash reserves.

Stage TWO: We expect to incur $99,000 in operating losses during the development stage, the next six- months, of our business plan. Of that $36,000 is covered by the service contract, discussed above. The remaining will be funded by cash reserves ($11,454) and by proceeds of this offering ($51,546).

Stage THREE: We expect to incur $70,650 in operating losses during the testing stage, the next three- months, of our business plan. Of that, $18,000 is covered by the service contract, discussed above. The remaining $52,650 will be funded by proceeds from this offering.

Stage FOUR: We expect to incur $120,450 in operating losses during the launch stage, the last three- months, of our business plan. Some portion of those expenses may be offset by revenues; however, for the purposes of this forecast, we have assumed the need to fund all operating costs. Of our projected operating costs for our launch stage, $18,000 is covered by the service contract, discussed above. The remaining $84,450 will be funded by proceeds from this offering.

In total, we anticipate funding $340,600 in operating costs over the course of the next six (6) quarters covered by this business plan. Of that, 13% ($43,954) will be paid through cash reserves made available by the founders; an additional 32% ($108,000) will be funded through services provided by our founders over the course of this business plan. This offering funds the remaining 55% ($188,646) of our projected costs.

We believe that the proceeds of this offering will be sufficient to satisfy contemplated cash requirements for at least twelve months following the consummation of this offering. In the event that this projection proves to be inaccurate, or if the proceeds of this offering prove to be insufficient to fund operations and fully implement our business plan, we could be required to seek additional funding to continue operations. SRH has no current commitments or arrangements with respect to, or immediate sources of additional funding. Further, no assurance can be given that additional funding, if needed, would be available or available to SRH on acceptable terms. Our inability to obtain additional funding, if required, would have a material adverse affect on SRH's operations. Although we have no obligation or commitment from any shareholder to provide additional funding to ensure that SRH continues as a going concern, we do however anticipate that should the need for additional funding arise, that our major shareholders would continue to support SRH in the form of loans.

Should we raise only a nominal amount through this offering, we anticipate that our major shareholders would continue to support SRH in the form of loans to cover operating costs and with the professional expertise required to keep us current with our reporting requirement until such time as sufficient funds could be obtained to proceed with our planned operations. In the event that SRH's major shareholders elect not to provide the funds necessary to cover operating costs, our management would then approach outside individuals and entities, including banking sources, to obtain the necessary capital to continue as a going concern.

Product Research and Development

We are currently conducting market research that will enable us to develop and refine our product design. By January, 2003, we expect to have finalized our research and to begin developing our software and database. In total, we expect to invest $167,500 in researching and developing our product over the next twelve-months of our business plan. Of that, $51,546 in proceeds from this offering will be used to fund research and development efforts, The remaining $115,954 will be funded by cash-on-hand and through additional paid-in-capital provided by our founders, most of which we will receive in the form of services.

Expected Purchase or Sale of Plant and Equipment

We have no plant or equipment. Existing equipment needs are met through our service contract with Todd Zinkwich. We expect that, by our fifth-quarter of operations, we will need to acquire certain computer equipment for operations; however, considerably all of our computer equipment needs are expected to be covered through service contracts with Internet Service Providers. Our budget for acquisition of additional equipment, scheduled for fifth-quarter, is $6,000.

Expected Changes in Number of Employees

We currently have no full-time and two part-time employees. All legal, accounting, and software development staffing needs will be met through contract, covering our first twelve-months of operations. We anticipate hiring our first full-time employee, a support-staff position, in our fifth-quarter of operations under this business plan and hiring sales staff in our sixth-quarter of operations.

                             DESCRIPTION OF PROPERTY

SRH has no interests in, and has no expectation to acquire, any real estate within the eighteen-months of operations covered by this business plan.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for SRH's securities. SRH has no common equity subject to outstanding purchase options or warrants. SRH has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by SRH.

Record Holders

As of October 30, 2002, there were 15,538,291 shares of common stock outstanding, held by four shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, 19,865,900 new shares of SRH will be eligible for sale.

Dividends

To date SRH has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon SRH's future earnings, if any, its financial condition, and other factors as deemed relevant by the board of directors.
                             EXECUTIVE COMPENSATION

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer or employee of SRH during the period from inception (February 23, 2001) through June 30, 2002. The following table and the accompanying notes provide summary information for the period through June 30, 2002 concerning cash and non-cash compensation paid or accrued by our founders, Todd Zinkwich, SRH's chief executive officer since inception on February 23, 2001.

                                            SUMMARY COMPENSATION TABLE

                                     Annual Compensation                                    Long Term Compensation
                                                                                   Awards                            Payouts
                                                                        Restricted        Securities
Name and                  Salary     Bonus       Other Annual            Stock          Underlying        LTIP           All Other
Principal       Year       ($)        ($)        Compensation          Award(s)           Options       payouts        Compensation
Position                                               ($)                 ($)             SARs(#)         ($)               ($)
T. Zinkwich     2001      36,000      n/a             n/a                $0.00              n/a          $0.00             $0.00


Todd Zinkwich provided services valued at $36,000 pursuant to a management services contract that is considered additional paid in capital on SRH's balance sheet.

Kimberly Jacobson has received 3,000,000 in shares for her participation as a consultant to SRH for the first two years of our operations, covered by this business plan.

Compensation of Directors

SRH's directors are currently not compensated.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with SRH's Accountants on accounting and financial disclosure.

                              FINANCIAL STATEMENTS

As used herein, the term "Company" refers to Services Rated Here, Inc., a Nevada corporation otherwise indicated. SRH's financial statements for the period from inception (February 23, 2001) through June 30, 2002 are attached hereto as pages F-1 through F-9, and are incorporated herein by this reference.






                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                    CONTENTS


                                                                    Page No.

Independent Auditors Report..............................................F-3

Balance Sheet............................................................F-4

Statements of Operations.................................................F-5

Statements of Shareholders Equity........................................F-6

Statements of Cash Flows.................................................F-7

Notes to the Financial Statements........................................F-8

                      Parks, Tschopp, Whitcomb & Orr, P.A.
                          Certified Public Accountants
                     2600 Maitland Center Parkway, Suite 330
                             Maitland, Florida 32751
                         telephone number (407) 875-2760
                            fax number (407) 875-2762

                          Independent Auditors' Report

The Board of Directors
Services Rated Here, Inc.:

We have audited the accompanying balance sheet of Services Rated Here, Inc. (a development stage company) as of June 30, 2002 and the related statements of operations, stockholders' equity and cash flows for the six months then ended and the cumulative period from February 23, 2001 (date of inception) through June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Services Rated Here, Inc. (a development stage company), as of June 30, 2002 and the results of its operations and its cash flows for the six months then ended and the cumulative period from February 23, 2001 (date of inception) through June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statement have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has not generated any revenue since inception and has experienced an accumulated deficit of approximately $108,000 through June 30, 2002. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 3. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                          /s/ Parks, Tschopp, Whitcomb & Orr, P.A.
August 29, 2002

                                             SERVICES RATED HERE, INC.
                                           (A Development Stage Company)

                                                   Balance Sheet
                                                   June 30, 2002

                                                      Assets

Current Assets:
     Cash                                                                                                     $4,620
                                                                                                              ------
Total Assets                                                                                                  $4,620
                                                                                                              ======

                                       Liabilities and Stockholders' Equity

Liabilities:
     Accrued salaries (note 2)                                                                               $72,000
     Notes Payable (note 2)                                                                                  $25,050
                                                                                                             -------
Total Current Liabilities                                                                                    $97,050
                                                                                                             -------

Stockholders' Equity:
     Common Stock, $0.001 par value. Authorized: 200,000,000 shares;
          Issued and outstanding 15,538,291 shares                                                           $15,538
     Additional Paid in Capital                                                                                    -
     Deficit accumulated during the development stage                                                     ($107,968)
                                                                                                          ----------
Total Stockholders' Equity                                                                                 ($92,430)
                                                                                                           ---------

Total Liabilities and Stockholders' Equity                                                                    $4,620
                                                                                                              ======


                 See accompanying notes to financial statements

                                             SERVICES RATED HERE, INC.
                                           (A Development Stage Company)

                                             Statements of Operations


                                                           Six Months           Period from           Cumulative period
                                                           Ended June          February 23,           from February 23,
                                                            30, 2002           2001 through           2001 through June
                                                                               December 31,               30, 2002
                                                                                  2001
Revenues:                                               $       -                       -                             -

Costs and Expenses:
     Product development and marketing                          -                       -                             -
     General and Administrative                                 40,098                67,870                   $107,968
Total Costs and Expenses                                $       40,098                67,870                   $107,968
                                                         -------------                ------                   --------

Net Loss                                                $     (40,098)               (67,870)                ($107,968)
                                                        ==============               ========                ==========

Basic loss per share                                    $       -                      (0.01)                        $0
                                                        ===================          ========                ==========
Weighted average number of shares
outstanding                                                 15,538,291              9,908,684               $12,019,786
                                                            ==========              =========               ===========


                                  See accompanying notes to financial statements

                                             SERVICES RATED HERE, INC.
                                           (A Development Stage Company)

                                          Statements Stockholders' Equity



                                                                    Additional
                                           Common Stock               Paid-in        Accumulated
                                                                      Capital          Deficit            Total
                                                                 ----------------- ---------------- -----------------
                                  Shares Amount
                                   --------------- ------------------------------------------------------------------
Shares Issued to Founders               11,000,000    $   11,000                 -                -           $11,000

Shares issued to Director                3,000,000         3,000                 -                -             3,000

Shares issued for services               1,538,291         1,538                 -                -             1,538

Net loss                                         -             -                 -         (67,870)          (67,870)
                                   --------------- ------------- ----------------- ---------------- -----------------

Balances at December 31,
2001                                    15,538,291    $   15,538                 -        ($67,870)         ($52,332)

Net Loss                                         -             -                 -         (40,098)          (40,098)
                                   --------------- ------------- ----------------- ---------------- -----------------
Balances at June 30, 2002               15,538,291    $   15,538                 -        (107,968)          (92,430)
                                   --------------- ------------- ----------------- ---------------- -----------------

                                   --------------- ------------- ----------------- ---------------- -----------------

                                   --------------- ------------- ----------------- ---------------- -----------------

                                   --------------- ------------- ----------------- ---------------- -----------------


                 See accompanying notes to financial statements



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                             SERVICES RATED HERE, INC.
                                           (A Development Stage Company)

                                             Statements of Cash Flows

                                                                         Six          Period from        Cumulative
                                                                        Months          February        period from
                                                                        Ended           23, 2001        February 23,
                                                                       June 30,         through         2001 through
                                                                         2002           December          June 30,
                                                                                        31, 2001            2002
Cash Flows From Operating Activities:
     Net Loss                                                           $ (40,098)          (67,870)          (107,968)
Adjustments to reconcile net loss to net cash used in
operating activities:
               Common stock issued for services                                  -             4,538              4,538
               Changes in assets and liabilities:
                         Accrued salaries                                   36,000            36,000             72,000
                                                                    --------------  ---------------- ------------------
Net cash used in operating activities                                      (4,098)          (27,332)           (31,430)
                                                                    --------------  ---------------- ------------------
Cash Flows From Financing Activities:
     Proceeds from notes payable                                                 -            36,250             36,250
     Repayment of notes payable                                            (5,000)           (6,200)           (11,200)
                                                                    --------------  ---------------- ------------------
Net cash used in financing activities                                      (5,000)            30,050             25,050
                                                                    --------------  ---------------- ------------------
Cash Flows From Investing Activities:
     Proceeds from sale of stock                                                 -            11,000             11,000
                                                                    --------------  ---------------- ------------------
          Net cash provided by investing activities                              -            11,000             11,000
                                                                    --------------  ---------------- ------------------

Net increase (decrease) in cash                                            (9,098)            13,718              4,620
Cash at beginning of period                                                 13,718                 -                  -
Cash at end of period                                                    $   4,620            13,718              4,620
                                                                    ==============  ================ ==================
                 See accompanying notes to financial statements


                            SERVICES RATED HERE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2002

(1)      Summary of Significant Accounting Policies

         (a)      The Company and Nature of Development Stage Operations

                  Services Rated Here, Inc. (the Company) is a Nevada corporation formed in February 2001 for the purpose of creating and operating a website where consumers will have the ability to view how others have rated a particular business or professional. The Company will be selling listings, web pages and other benefits to businesses and professionals.

         (b)      Property and Equipment

                  Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets which range from three to five years, using the straight-line method.

         (c)      Income Taxes

                  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amount of existing assets and liabilities an their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in the period that includes the enactment date.

         (d) Financial Instruments Fair Value, Concentration of Business and Credit Risks

                  The carrying amount reported in the balance sheet for cash and accounts payable approximates fair value because of the immediate or short-term maturity of these financial instruments.

         (e)      Use of Estimates

                  Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

                            SERVICES RATED HERE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)


         (f)      Earnings or Loss per Common Share

                  Basic earnings or loss per common share have been computed based upon the weighted average number of common shares outstanding during the period presented. At June 30, 2002, there were no common stock equivalents outstanding with respect to the Company.

         (g)      Cash Flows

                  For purposes of cash flows, the Company considers all highly liquid investments with original maturities of three-months or less to be cash equivalents.

(2)      Related Party Transactions

         The Company has accrued salaries of $72,000 due to certain officers for services rendered through June 30, 2002.

         The Company has issued notes to three individuals who are stockholders and/or officers. The notes payable are non-interest bearing and due on demand.

(3)      Going Concern and Management's Plans

         The Company's combined financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As described herein, the Company has not generated any revenue and has incurred an accumulated deficit of $107,968 through June 30, 2002. Accordingly, these conditions raise substantial doubt about the Company's ability to continue as a going concern.

         Management's plans with regard to these matters include the following:

         o The completion of development and more aggressive marketing of the Company's products and services.

         o Obtaining additional capital contributions or debt financing from existing and new stockholders.

Therefore, management is of the opinion that a successful completion of its products development, and aggressive marketing combined with additional capital and/or debt financing will result in improved operations and cash flow in 2002 and beyond. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.

                                         Outside back cover of prospectus.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by SRH. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of SRH since the date hereof.

Until 90 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter (Item 503(e)) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

SRH's bylaws and section 78.751 of the Nevada Revised Statutes provide for indemnification of SRH's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with SRH.

Section 78.751 of the Nevada Revised Statutes provides for indemnification of SRH's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with SRH.

Section 78.751 of the Nevada Revised Statutes states the following:

 1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

 2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonable entitled to indemnity for such expenses as the court deems proper.
3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;
         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
         (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
         (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

 5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

 6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

 (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

 (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Continuous Disclosure Requirement

SRH will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to reflect in the post-effective filing any facts or events which, individually or together, represent a fundamental change in the information provided in this registration statement. Any changes will include, but not be limited to, any increase or decrease in the number or price of securities offered and any material changes in our plan of distribution.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses of this offering, all of which will be paid by SRH:


SEC Registration Fee                                         $150.00
Legal Fees and Expenses                                    30,000.00
Accounting Fees and Expenses                                2,000.00
Printing and Engraving Expenses                               300.00
Transfer Agent and Registrar Fees and Expenses              8,000.00
Miscellaneous                                                 500.00
Total Estimated Expenses of This Offering                 $40,950.00

Recent Sales of Unregistered Securities

On June 15, 2001, SRH issued 11,000,000 shares of common stock to founders Todd Zinkwich and Eric Landis for cash pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by SRH which did not involve a public offering. SRH made this offering based on the following factors: (1) The issuance was an isolated private transaction by SRH which did not involve a public offering; (2) there were two offerees for cash; (3) the offeree did not resell the stock but has continued to hold it since the date of the transaction;
(4) there were no subsequent or contemporaneous public offerings of the stock;
(5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offeree and SRH.

On June 15, 2001, SRH issued 3,000,000 shares of common stock to Kimberly Jacobson for services pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by SRH which did not involve a public offering. Ms. Jacobson is a sophisticated individual who was provided the opportunity to review SRH's financial statements, plan of operation, business plan and corporate structure prior to issuance. SRH made this offering based on the following factors: (1) The issuance was an isolated private transaction by SRH which did not involve a public offering; (2) there was one offeree; (3) the offeree did not resell the stock but has continued to hold it since the date of the transaction; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offeree and SRH.

On June 15 and July 15, 2001, SRH issued a total of 1,538,291 shares of common stock to Axia Group, Inc., for services pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by SRH which did not involve a public offering. Axia is a sophisticated entity that was provided the opportunity to review SRH's financial statements, plan of operation, business plan and corporate structure prior to issuance. SRH made this offering based on the following factors: (1) The issuance was an isolated private transaction by SRH which did not involve a public offering; (2) there was one offeree; (3) the offeree did not resell the stock but has continued to hold it since the date of the transaction; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offeree and SRH.


Index to Exhibits

Exhibit
Number            Page              Description

3(i)               *                Articles of Incorporation of Services Rated Here, Inc., a Nevada
                                    corporation, filed with the State of Nevada on February 23, 2001

3(ii)             *                 By-laws of SRH adopted on January 23, 2001

5                 44                Legal Opinion Letter

10(i)             *                 Consulting Agreement with Kimberly Jacobson

10(ii)            *                 Advisory Agreement with Axia Group Inc.

10(v)             *                 Promissory Notes for $36,250

10(vi)            *                 Management Services Agreement with founders

23(i)             43                Consent of Independent Certified Public Accountant.

 * Incorporated by reference from prior filings.

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.       SRH will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this registration statement at the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that Offering of the securities at that time as the initial bona fide Offering of those securities.






                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                                    SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida, on December 4, 2002.

       Services Rated Here, Inc.


        /s/ Todd Zinkwich
       -------------------------------------------------------------------
       Todd Zinkwich, President and Principal Financial Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


Signature                        Title              Date





 /s/ Kimberly Jacobson           Director          December 3, 2002
---------------------------
Kimberly Jacobson




 /s/ Todd Zinkwich               Director          December 4, 2002
-------------------------------
Todd Zinkwich

Exhibit 23(i)
Consent of Independent Certified Public Accountant

[Letterhead of Parks, Tschopp, Whitcomb & Orr, P.A.]

                                       Parks, Tschopp, Whitcomb & Orr, P.A.
                                           Certified Public Accountants
                                      2600 Maitland Center Parkway, Suite 330
                                              Maitland, Florida 32751
                                          telephone number (407) 875-2760
                                             fax number (407) 875-2762

The Board of Directors
Services Rated Here, Inc.

We consent to the use of our report dated August 29, 2002 in the Registration Form SB-2 and related Prospectus of Services Rated Here, Inc. for the registration of 19,865,900 shares of its common stock and to the reference to our firm under the heading "Experts" therein.

PARKS, TSCHOPP, WHITCOMB & ORR, P.A.

/s/ Parks, Tschopp, Whitcomb & Orr, P.A.

Maitland, Florida
December 6, 2002

Exhibit 5
[Letterhead of Kim Taylor]

                                   Kim Taylor
                                 Attorney at Law
                                 460 S. 1200 E.
                           Salt Lake City, Utah 84102
                              Phone (801) 582-7811

December 17, 2002

Board of Directors
Services Rated Here, Inc.
443 Hampton Crest Circle, #303
Lake Mary, Florida 32746

         Re: Form SB-2 Registration Statement

Gentlemen:

         I have acted as a special counsel for Services Rated Here, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of a registration statement as the First Amendment to Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission ("the Commission"). This opinion relates to the registration of 19,865,900 shares of the Company's common stock, par value $.01 per share (the "Shares"), for which the Company's Board of Directors has authorized the filing of a Registration Statement on Form SB-2 with the Commission. The Company has authorized the filing of the Registration Statement for the purpose of registering the shares to allow the Shares to be offered for sale to the public in a "self-underwritten" offering, meaning an offering made through the officers or directors of the Company and with no outside underwriters associated with the offering. In connection with the Company's filing of the Registration Statement you have requested my opinion regarding the validity of the issuance of the aforementioned Shares.

         This opinion letter (the "Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). Therefore, the Opinion is subject to a number of qualifications and limitations, which are more particularly described in the Accord, and the Opinion should be read in conjunction therewith.

         In preparing this Opinion, I have examined the following:

o        The Company's Articles of Incorporation and Bylaws;

o        The Registration Statement herein referenced;

o The Unanimous Written Consent to Action Without a Meeting of The Board of Directors of the Company, dated August 1, 2001, authorizing the registration and proposed sale of the Shares;

o Such other documents as I have deemed necessary for the purposes of the Opinion.

         Additionally, I have made such investigations as I have considered necessary and appropriate to form a basis for this Opinion. This Opinion is qualified by the scope of the document review specified herein, and I make no representations as to the sufficiency of my investigation for this Opinion. I further expressly exempt from this Opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements in the Registration Statement.

         The documentation and representations provided to me by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company's Board of Directors has authorized the filing of the Registration Statement and proposed sale of the Shares; and that the number of shares in the Registration Statement are available for issuance based upon the corporate documentation provided for my review; and on the amount of shares actually issued and outstanding as of the date of this opinion. Based on the foregoing, I am of the opinion that the Shares herein referenced represent a binding obligation of the issuer and have been:

o Duly and validly authorized, in that as of the date of this Opinion the number of shares to be registered is within the number of shares authorized by the Company's Articles of Incorporation;

o Duly and validly authorized, in that as of the date of this Opinion the Company's Board of Directors has previously authorized the registration and proposed sales of the Shares;

o The Shares, upon effective registration, will be fully paid and non-assessable, in that prior to issuance, the Shares will be sold, as authorized by the Company's Board of Directors, and as specified in the Company's Preliminary Prospectus dated November 1, 2002.

         This Opinion is based upon and subject to the qualifications and limitations specified below:

o In rendering the Opinion that the Shares to be registered pursuant to the Registration Statement will be legally issued, fully paid and non-assessable, I have assumed that: (1) the Company's Board of Directors exercised good faith in establishing a purchase value for the Shares to be offered for sale; (2) all transfers and transaction relating to the sale of the Shares will be in compliance with all legal requirements for the sale of the Shares, and will be fully and accurately reflected in the Company's stock records as provided by the Company's transfer agent; and (3) the consideration to be received by the Company for the sale of any Shares will be paid in full and actually received by the Company before the Shares are issued.

o I have made no independent verification of the facts asserted to be true and accurate by the authorized representatives of the Company. I have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

o In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties, and that all corporate records are complete.

o I have assumed that the Company is satisfying the substantive requirements of Form SB-2, and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares sold or distributed pursuant to the Registration Statement.

o This opinion is strictly limited to the parameters contained and referenced herein and is valid only as of the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this Opinion.

o I am admitted to practice law in the State of Utah. I am not admitted to practice law in the State of Nevada or any other jurisdiction where the Company may transact business of any kind. This Opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction regarding the information contained herein. I expressly except from this Opinion any opinion as to whether or to what extent a Nevada court or any other court would apply Nevada law; or the law of any other state or jurisdiction, to any aspect of the information contained in this Opinion.

         This Opinion is conditioned upon the Company complying with the pertinent provisions of the Securities Act of 1933 and such as any applicable "blue sky" and securities laws, including but not limited to the requirement that the Company will not issue any certificate for any Shares, nor accept or solicit any offer for sale of the securities being registered in this Registration Statement, until such time as the Registration Statement becomes effective.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name therein as special counsel. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent, other than by you and by investors in the Shares, solely in connection with the offering covered by the Registration Statement.

                                                              Sincerely,

                                                              /s/ Kim Taylor
                                                              Kim Taylor
                                                              Attorney at Law

[Letterhead of Kim Taylor]

                                   Kim Taylor
                                 Attorney at Law
                                 460 S. 1200 E.
                           Salt Lake City, Utah 84102
                              Phone (801) 582-7811

December 17, 2002

Board of Directors
Services Rated Here, Inc.
443 Hampton Crest Circle, #303
Lake Mary, Florida 32746

         Re: Form SB-2 Registration Statement

         I hereby consent to the use of my legal opinion, dated December 17, 2002, as an exhibit to the First Amendment to Form SB-2 Registration Statement for Services Rated Here, Inc. and to the use of my name therein as special counsel. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent, other than by you and by investors in the Shares, solely in connection with the offering covered by the Registration Statement.

Sincerely,

/s/ Kim Taylor
Kim Taylor
Attorney at Law